                                                    Registration No. 333 - _____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ENESCO GROUP, INC.
             (Exact name of Registrant as specified in its charter)

        Massachusetts                                         04-1864170
 (State or other jurisdiction of                           (I.R.S. Employer
  incorporation or organization)                          Identification No.)


   225 Windsor Drive, Itasca, Illinois                           60143
 (Address of Principal Executive Offices)                      (Zip Code)


 STOCK OPTION AWARD, DATED AS OF MARCH 28, 2001, BETWEEN ENESCO GROUP, INC. AND
                               DANIEL DALLEMOLLE
                            (Full title of the Plan)

                       M. FRANCES DURDEN, GENERAL COUNSEL
                               ENESCO GROUP, INC.
                                225 WINDSOR DRIVE
                             ITASCA, ILLINOIS 60143
           (Name and address, including zip code of agent for service)

                                 (630) 875-5300
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed Maximum        Proposed Maximum
Title of Securities to be       Amount to be         Offering Price per      Aggregate Offering        Amount of
        Registered               Registered              Share (1)                Price(1)          Registration Fee
        ----------               ----------              ---------                --------          ----------------
Common Stock, Par Value,       300,000 (2)(3)              $ 6.20                $1,860,000             $171.12
$.125 Per Share

(1) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price and the amount of registration fee have been computed based on $6.20, which is the exercise price for the shares under the option.
(2) This Registration Statement shall also cover: (i) any additional shares of common stock which become issuable under any of the plans referred to herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock, and (ii) rights to purchase shares of common stock, $0.125 par value, which are attached to and trade with the Common Stock; no additional consideration will be received by the Registrant for the rights registered hereby.
(3) Represents the 300,000 shares reserved for issuance pursuant to the Stock Option Award of Daniel DalleMolle dated March 28, 2001.




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PART I

ITEM 1. PLAN INFORMATION
           Not required to be filed with this Registration Statement

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION
           Not required to be filed with this Registration Statement

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         Enesco Group, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) Registrant's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed pursuant to the Exchange Act.

         (c) The description of the Registrant's Common Stock contained in its:
         (a) Registration Statement on Form 10, dated May 28, 1965, as amended on Form 8 Amendment No. 1, dated December 9, 1965, and Form 8 Amendment No. 2, dated September 5, 1986; (b) Registration Statements on Form 8-A, dated September 8, 1986 and October 30, 1987, both as amended on Form 8 Amendment No. 1, dated May 6, 1988; (c) Registration Statement on Form 8-A, dated September 9, 1998; and (d) any other registration statement relating to the Registrant's Common Stock under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating the description of such class of securities; and

         (d) The description of the Registrant's Rights contained in its (a) Registration Statement on Form 8-A, dated September 9, 1998; and (b) any other registration statement relating to the Registrant's Rights under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating the description of such class of securities.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         On June 15, 2002, Arthur Andersen LLP ("Arthur Andersen"), the Registrant's independent public accounting firm for the year ended December 31, 2001, was convicted on federal obstruction of justice charges arising from the U.S. Government's investigation of Enron Corp. On June 4, 2002, the Registrant engaged KPMG LLP as its independent public accountants for the fiscal year 2002. The Registrant has not been able to obtain, after reasonable efforts, the written consent of Arthur Andersen to its naming in this Registration Statement as having certified the Registrant's consolidated financial statements for the year ended December 31, 2001, as required by Section 7 of the Securities Act. Accordingly, investors will not be able to assert claims against Arthur Andersen under Section 11 of the Securities Act for any untrue statement of a material fact contained in the Registrant's consolidated financial statements for the year ended December 31, 2001 or any omissions to state a material fact required to be stated therein.


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ITEM 4. DESCRIPTION OF SECURITIES.

See Item 3(c) and (d) above.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 13 of Chapter 156B of the Massachusetts General Laws permits corporations organized under the laws of the Commonwealth of Massachusetts (the "Commonwealth") to eliminate or limit personal liability of their directors to the corporation or its stockholders for monetary damages resulting from any breach of fiduciary duty as a director, except under certain circumstances.
Article 6E of the Registrant's Restated Articles of Organization, as amended, eliminates the personal liability of directors of the Registrant to the Registrant or its stockholders for monetary damages to the full extent permitted under Section 13 of Chapter 156B of the Massachusetts General Laws.

Section 67 of Chapter 156B of the Massachusetts General Laws permits corporations organized under the laws of the Commonwealth to indemnify directors, officers, employees and agents under certain circumstances. Article V of the By-Laws of the Registrant provides for the indemnification of any director, officer and specified key employees of the Registrant against all expenses, as defined therein, actually or reasonably incurred by any of them in connection with any claim asserted against him or her, or in connection with any action, suit or proceeding, civil or criminal, in which any of them may be involved as a party, by reason of his or her having been such a director, officer or specified key employee, provided he or she has acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant. The Registrant has director and officer liability insurance covering certain expenditures which might arise in connection with such indemnification.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

         The exhibits filed as a part of this Report or incorporated herein by reference are as follows:

Exhibit
No.                                         Exhibit
--------                                    -------

4.1 Stock Option Award dated March 28, 2001 between Registrant and Daniel DalleMolle.*

4.2 Enesco Group, Inc. 1996 Stock Option Plan, as amended and restated through January 20, 1999 (Incorporated by reference to Exhibit 10(d) to Form 10-K filed for the period ended December 31, 1998).

5.1 Opinion of M. Frances Durden, General Counsel, regarding the legality of the securities being registered under this Registration Statement.*

23.1 The Registrant was unable to obtain the consent of Arthur Andersen LLP. See information above in Part II, Item 3 under the heading "Incorporation of Documents by Reference".

------------------
* Filed Herewith.



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ITEM 9. UNDERTAKINGS.

A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) to include any prospectus required by Section 10(a) (3) of the Securities Act of 1933 (the "Act");

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in this post-effective amendment.

         (2) That, for the purpose of determining any liability under the Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 27th day of June, 2002.

                                                   ENESCO GROUP, INC.
                                                            (Registrant)

                                                   By: /s/ Daniel DalleMolle
                                                       ---------------------
                                                       Daniel DalleMolle
                                                       President and Chief
                                                       Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 27th day of June, 2002 by the following persons on behalf of the Registrant and in the capacities indicated.

Signature                               Title
---------                               -----

/s/ Daniel DalleMolle                   Director, President and
---------------------                   Chief Executive Officer
Daniel DalleMolle

/s/ John F. Cauley                      Director
---------------------
John F. Cauley

/s/ Anne-Lee Verville                   Chairman of the Board, Director
---------------------
Anne-Lee Verville

/s/ Judith R. Haberkorn                 Director
-----------------------
Judith R. Haberkorn

/s/ Donna Brooks Lucas                  Director
-----------------------
Donna Brooks Lucas

/s/ Eugene Freedman                     Director
-----------------------
Eugene Freedman


/s/ George R. Ditomassi                 Director
-----------------------
George R. Ditomassi


/s/ Thane A. Pressman                   Director
-----------------------
Thane A. Pressman


/s/ Donald L. Krause                    Director
-----------------------
Donald L. Krause


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                                INDEX TO EXHIBITS


Exhibit
No.                                         Exhibit
-------                                     -------

4.1 Stock Option Award dated March 28, 2001 between Registrant and Daniel DalleMolle.*

4.2 Enesco Group, Inc. 1996 Stock Option Plan, as amended and restated through January 20, 1999 (Incorporated by reference to Exhibit 10(d) to Form 10-K filed for the period ended December 31, 1998).

5.1 Opinion of M. Frances Durden, General Counsel, regarding the legality of the securities being registered under this Registration Statement.*

23.1 The Registrant was unable to obtain the consent of Arthur Andersen LLP. See information in Part II, Item 3 under the heading "Incorporation of Documents by Reference".

------------------
*        Filed Herewith.